Exhibit 10.1 STELLAR BANCORP, INC. EXECUTIVE SEVERANCE PLAN AND SUMMARY PLAN DESCRIPTION 1. Introduction. The purpose of this Stellar Bancorp, Inc. Executive Severance Plan (the “Plan”) is to provide assurances of specified severance benefits to eligible employees of Stellar Bancorp, Inc. and its subsidiaries and affiliates (collectively, the “Company Group”) whose employment is terminated under certain circumstances. The Plan is an “employee welfare benefit plan,” as defined in Section 3(1) of ERISA (as defined below). This document constitutes both the written instrument under which the Plan is maintained and the required summary plan description for the Plan. 2. Definitions. For purposes of the Plan, the terms below are defined as follows: 2.1 “Administrator” means the Compensation Committee. 2.2 “Base Salary” means the Participant’s annual base salary in effect immediately before the Participant’s Termination Date; provided, however, that if a reduction to a Participant’s “Base Salary” is a factor in such Participant’s resignation for Good Reason, the “Base Salary” shall be the value in effect before any such reduction. 2.3 “Board” means the Board of Directors of the Company. 2.4 “Cause” has the meaning set forth in the employment agreement between the Participant and a member of the Company Group (if any); provided that if no such employment agreement exists, or if there is no definition of Cause in such employment agreement, then Cause means the Participant’s: (a) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an any member of the Company Group; (b) engaging in conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any member of the Company Group; (c) gross negligence or willful misconduct with respect to the Company or any member of the Company Group; or (d) material violation of state or federal securities laws. 2.5 “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder. 2.6 “Company” means Stellar Bancorp, Inc. and any successor thereto. 2.7 “Compensation Committee” means the Compensation Committee of the Board. 2.8 “Disability” means a Participant is disabled for purposes of benefits under any long- term disability plan maintained by the Company or any other member of the Company Group in which the Participant participates. 2.9 “Effective Date” means May 21, 2025.

2 296677262.1 2.10 “Equity Plan” means (a) the Sellar Bancorp, Inc. 2022 Omnibus Incentive Plan, as the same may be amended, restated, supplemented, or revised from time to time, and (b) any other equity incentive plan adopted by the Company after the Effective Date. 2.11 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. 2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended. 2.13 “Good Reason” shall have the meaning set forth in the employment agreement between the Participant and a member of the Company Group (if any); provided that if no such employment agreement exists, then Good Reason means the occurrence, without the Participant’s consent, of any of the following events: (a) a material adverse change in the nature or scope of the Participant’s responsibilities, authorities or duties; (b) a material reduction in the Participant’s annual base salary other than in connection with comparable reductions in the annual base salaries of similarly situated employees of the Company Group; or (c) the relocation of the Participant’s principal place of employment to another location of the Company Group outside of a twenty-five (25) mile radius from the location of the Participant’s principal place of employment immediately prior to such relocation (provided that such relocation results in an increase to the Participant’s daily commute). Notwithstanding the foregoing, a Participant’s resignation shall not be considered to be for Good Reason unless all of the following requirements are met: (A) the Participant must provide written notice (the “Good Reason Notice”) to the Company of the existence of any condition (or conditions) that the Participant believes constitutes Good Reason for the Participant’s resignation within ninety (90) days of the initial existence of such condition (or conditions); (B) the Company must have failed to cure or remedy the condition or conditions within a period of thirty (30) days following the Company’s receipt of the Good Reason Notice (the “Cure Period”); and (C) the Participant must resign and separate from service with the Company Group no later than one hundred thirty (130) days after the initial existence of the Good Reason condition. For purposes of clarity and avoidance of doubt, in the event the Company Group remedies the condition (or conditions) described in the Good Reason Notice before the end of the Cure Period, the resignation of the Participant shall not be treated as a resignation for Good Reason for purposes of the Plan. 2.14 “Initial Payment Date” has the meaning given in Section 4.1. 2.15 “Participant” means an employee of the Company Group who, at any time during the six (6) month period ending on his or her Termination Date, had the title of (a) Chief Executive Officer, (b) Senior Executive Chairman, (c) Executive Chairman, or (d) Senior Executive Vice President. 2.16 “Pro Rata Bonus” has the meaning given in Section 4.2. 2.17 “Qualifying Termination” means a termination of a Participant’s employment with the Company Group that is (a) initiated by a member of the Company Group other than for Cause or (b) initiated by the Participant for Good Reason. A Qualifying Termination does not include any

3 296677262.1 termination due to the Participant’s death or Disability nor any termination initiated by the Participant for any reason other than Good Reason. 2.18 “Release” has the meaning given in Section 5.1. 2.19 “Restrictive Covenant Agreement” means any confidentiality, nondisclosure, non- competition, non-solicitation, non-disparagement or invention assignment provisions applicable to a Participant under a written agreement between the Participant and any member of the Company Group. 2.20 “Salary Continuation Payments” has the meaning given in Section 4.1. 2.21 “Section 409A” has the meaning given in Section 5.1. 2.22 “Severance Benefits” has the meaning given in Section 4. 2.23 “Severance Multiplier” means 100% for a Tier I Participant and 200% for a Tier II Participant. 2.24 “Severance Period” means the period of time following a Participant’s Termination Date during which he or she is eligible to receive Salary Continuation Payments, which period is twelve (12) months for a Tier I Participant and twenty-four (24) months for a Tier II Participant. 2.25 “Termination Date” means the date on which a Participant incurs a Qualifying Termination. 2.26 “Tier I Participant” means a Participant who is not a Tier II Participant on his or her Termination Date. 2.27 “Tier II Participant” means a Participant who was a “named executive officer” (within the meaning of Item 402 of Regulation S-K promulgated under the Exchange Act) of the Company at any time during the two (2)-year period ending on his or her Termination Date. 3. Eligibility for Severance Benefits. A Participant is eligible for Severance Benefits under the Plan, as set forth in Section 4, only if he or she experiences a Qualifying Termination. 4. Severance Benefits. If a Participant experiences a Qualifying Termination, then, subject to the terms and conditions of the Plan, the Company will pay such Participant the amounts set forth in Sections 4.1, 4.2 and 4.3, below (collectively, the “Severance Benefits”). 4.1 Salary Continuation Payments. The Company will pay the Participant cash severance in the aggregate amount equal to the product of (a) the Participant’s Severance Multiplier and (b) the Participant’s Base Salary, payable in equal installments on the Company’s regular payroll schedule over the Participant’s Severance Period (the “Salary Continuation Payments”); provided, that no Salary Continuation Payment will be paid before the date (the “Initial Payment Date”) that is the first regular payroll date following the date the Release becomes effective. On

4 296677262.1 the Initial Payment Date, the Company will pay the Participant the lump sum cash amount of the Salary Continuation Payments that the Participant would have received on or prior to the Initial Payment Date but for the delay while waiting for the Initial Payment Date, with the balance being paid as originally scheduled. Notwithstanding the foregoing, the Company may pay the Salary Continuation Payments in the form of a lump sum, which amount will be paid on the Initial Payment Date, but such lump sum payment shall be made only if the Company, in consultation with its advisors, determines that such payment will not result in adverse taxation under Section 409A. 4.2 Pro Rata Bonus Entitlement. The Company will pay the Participant the amount (the “Pro Rata Bonus”) equal to (a) the Participant’s target annual bonus under the Company’s Annual Incentive Program for the calendar year in which the Participant’s Termination Date occurs, multiplied by (b) a fraction, (i) the numerator of which is the number of calendar days in such year that the Participant was employed by the Company Group and (ii) the denominator of which is three hundred sixty-five (365). The Pro Rata Bonus will paid in cash in a single lump sum on the Initial Payment Date. 4.3 Benefit Payment. The Company will pay the: 4.3.1 Tier II Participant the amount (the “Tier II Benefit Payment”) equal to (a) eighteen (18) multiplied by (b) the monthly Company Group contribution to the cost for the Participant and, where applicable, the Participant’s spouse and dependents, to participate in the Company Group’s medical, dental and vision coverage, calculated based on the Company Group’s contribution cost for such coverage for the calendar month immediately preceding the Participant’s Termination Date. . 4.3.2 Tier I Participant the amount (the “Tier 1 Benefit Payment”) equal to (a) twelve (12) multiplied by (b) the monthly Company Group contribution to the cost for the Participant and, where applicable, the Participant’s spouse and dependents, to participate in the Company Group’s medical, dental and vision coverage, calculated based on the Company Group’s contribution cost for such coverage for the calendar month immediately preceding the Participant’s Termination Date. 4.3.3 The Tier 1 and Tier II Benefit Payment, as applicable, will be paid in cash in a single lump sum on the Initial Payment Date 4.4 Death of Participant. If a Participant entitled to Severance Benefits should die before all such amounts payable to him or her have been paid, such unpaid amounts shall be paid no later than ninety (90) days following the Participant’s death to the Participant’s designated beneficiary (as documented at the time of death in the Company’s human resources system), if there be one, and, if not, to the Participant’s spouse, parents, children or other relatives or dependents of the Participant as the Administrator, in its discretion, may determine; provided, however, such payee or payees shall not have the right to designate the taxable year of payment. Any payment so made shall be a complete discharge of any liability with respect to such Severance Benefits.

5 296677262.1 5. Obligations of Participant. 5.1 Release Agreement. As a condition to receiving the Severance Benefits, a Participant must sign a release of all claims in favor of the Company, the other members of the Company Group, and each of their respective directors, officers, equityholders and affiliates (the “Release”) in such form as may be provided by the Company. The Release must become effective in accordance with its terms, which must occur in no event more than sixty (60) days following the Participant’s Termination Date. If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A of the Code, and the Participant’s Termination Date occurs at a time during the calendar year when the Release could become effective in the calendar year following the calendar year in which the Participant’s “separation from service” within the meaning of Section 409A of the Code and the final regulations and any guidance promulgated thereunder (“Section 409A”) occurs, then regardless of when the Release is returned to the Company and becomes effective, the Release will not be deemed effective any earlier than the latest permitted effective date. 5.2 Continuing Obligations. A Participant’s entitlement to Severance Benefits is subject to the Participant’s continued compliance, in all material respects, with the terms of the Release and any Restrictive Covenant Agreements. 5.3 Records/Company Property. A Participant will, no later than his or her Termination Date, return to the Company all property belonging to the Company Group, including, but not limited to, all proprietary and/or confidential information and documents (including any copies thereof) in any form belonging to the Company Group, cell phone, computer, keys, card access to the building and office floors, phone card, and computer username and password. 5.4 Cooperation. From a Participant’s Termination Date, and for as long thereafter as shall be reasonably necessary, the Participant will provide reasonable cooperation to the members of the Company Group and their respective counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during the Participant’s employment in which the Participant was involved or of which the Participant has knowledge. The Company will reimburse the Participant for reasonable out-of-pocket expenses incurred at the request of the Company with respect to the Participant’s compliance with this Section 5.4. 5.5 Remedies for Breach of Participant’s Obligations. Payment of the Severance Benefits is conditioned upon the Participant’s faithful performance of his or her obligations pursuant to Sections 5.2, 5.3 and 5.4 of the Plan. If the Participant breaches those obligations, including any breach of any Restrictive Covenant Agreements, he or she must promptly repay to the Company all amounts received from Company under the Plan, less the amount of One Thousand Dollars ($1,000.00). In addition, the Company Group shall be entitled to all rights and remedies set forth in the Restrictive Covenant Agreements. Any repayment of Severance Benefits received by a Participant pursuant to this Section 5.5 shall not reduce any money damages that may be available to the Company Group as a result of the Participant’s breach. 6. Effect on Other Plans, Agreements and Benefits.

6 296677262.1 6.1 A Participant shall not receive Severance Benefits under this Plan if the Participant is eligible for and receives (or has filed a written claim for) severance pay and benefits under the Stellar Bancorp, Inc. Change in Control Severance Plan, as the same may be amended, restated, supplemented or revised from time to time. 6.2 Subject to Section 6.1 above, any Severance Benefits payable to a Participant under the Plan will be reduced by and not in addition to any severance benefits to which the Participant would otherwise be entitled under any general severance policy or severance plan maintained by any member of the Company Group or any agreement between the Participant and any member of the Company Group that provides for severance benefits (unless the policy, plan or agreement expressly provides for severance benefits to be in addition to those provided under this Plan), and any severance benefits payable to a Participant under the Plan will be reduced by any severance benefits to which the Participant is entitled by operation of a statute or government regulations. Notwithstanding anything herein to the contrary, the Plan does not affect the terms of any outstanding equity or other incentive-based compensation awards, including, without limitation and without limiting the generality of this Section 6.2, under any Equity Plan. The treatment of any such awards will be determined in accordance with the terms of the plans under which they were granted and any applicable award agreements. 6.3 Limitations. To the extent required or limited by applicable law, regulation, regulatory policy or other regulatory requirement, the aggregate amount and/or value of the compensation paid under this Plan shall not exceed the limit prescribed by such applicable law, regulation, regulatory policy or other regulatory requirement. If, at the time any payment would otherwise be made to a Participant under this Plan, such payment is prohibited or limited by any applicable statute or regulation, including, without limitation, the Federal Deposit Insurance Act and 12 C.F.R. Part 359 (Golden Parachute and Indemnification Payments), or by order of any such bank regulatory agency, the amount of such payment shall be reduced to the largest amount, if any, that may be paid at such time consistently with such statute, regulation, or order. Notwithstanding anything herein to the contrary, if at the time any payment or benefit shall become due under this Plan such payments or benefits qualify as “golden parachute” payments as defined by the Federal Insurance Deposit Act and/or 12 C.F.R Part 359 or any successor rule or regulation, then the Company shall, in good faith, seek the approval of the applicable federal banking agency, and such payments or benefits shall be due and payable only upon receipt by the Company of written approval by the applicable federal banking agency. 7. Section 280G. 7.1 Notwithstanding anything in the Plan or any other plan or agreement to the contrary, in the event that any payment or benefit received or to be received by a Participant (whether pursuant to the terms of the Plan or any other plan, arrangement or agreement) (all such payments and benefits, the “Total Payments”) would not be deductible (in whole or in part) by the member of the Company Group making such payment or providing such benefits as a result of Section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible, the portion of the Total Payments that do not constitute deferred

7 296677262.1 compensation within the meaning of Section 409A shall first be reduced (if necessary, to zero), and all other Total Payments shall thereafter be reduced (if necessary, to zero) with cash payments being reduced before non-cash payments, and payments to be paid last being reduced first, but only if (a) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (b) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). 7.2 Any determination required under this Section 7 shall be made in writing in good faith by an accounting firm selected in good faith by the Company (the “Accountants”). The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 7. For purposes of making the calculations and determinations required by this Section 7, the Accountants may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Accountants’ determinations shall be final and binding on the Company and the Participant. 8. Clawback; Recovery. All payments and severance benefits provided under the Plan will be subject to any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of common stock of the Company or other cash or property upon the occurrence of a termination of employment for Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for Good Reason, constructive termination, or any similar term under any plan of or agreement with the Company. 9. Section 409A. Notwithstanding anything to the contrary in the Plan, no severance payments or benefits will become payable until the Participant has a “separation from service” within the meaning of Section 409A. Further, if some or all of the Participant’s Severance Benefits are subject to Section 409A and such Participant is a “specified employee” within the meaning of Section 409A at the time of such Participant’s separation from service (other than due to death), then such Severance Benefits otherwise due to such Participant on or within the six-month period following such Participant’s separation from service will accrue during such six-month period and will become payable in a lump sum payment (less applicable withholding taxes) on the date six months and one day following the date of the Participant’s separation from service if necessary to avoid adverse taxation under Section 409A. All subsequent payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding

8 296677262.1 anything herein to the contrary, if the Participant dies following such Participant’s separation from service but prior to the six-month anniversary of such Participant’s date of separation, then any payments delayed in accordance with this paragraph will be payable in a lump sum (less applicable withholding taxes) to the Participant’s estate as soon as administratively practicable after the date of such Participant’s death and all other benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under the Plan is intended to constitute a separate payment for purposes of Section 409A. It is the intent of this Plan to comply with or be exempt from the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan comply with Section 409A, and in no event shall the Company or any of its representatives be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A. 10. Withholding. The Company Group will withhold from any Severance Benefits all federal, state, local and other taxes required to be withheld therefrom and any other required payroll deductions. 11. Administration. The Plan will be administered and interpreted by the Administrator (in the Administrator’s sole discretion). The Administrator is the “named fiduciary” of the Plan for purposes of ERISA and will be subject to the fiduciary standards of ERISA when acting in such capacity. Any decision made or other action taken by the Administrator with respect to the Plan, and any interpretation by the Administrator of any term or condition of the Plan, or any related document, will be conclusive and binding on all persons and be given the maximum possible deference allowed by law. Any decision made or other action taken by the Administrator with respect to the Plan, and any interpretation by the Administrator of any term or condition of the Plan, or any related document that (a) does not affect the benefits payable under the Plan shall not be subject to review unless found to be arbitrary and capricious or (b) does affect the benefits payable under the Plan shall not be subject to review unless found to be unreasonable or not to have been made in good faith. 12. Amendment or Termination. The Company, by action of the Administrator, reserves the right to amend the Plan, in whole or in part, or to discontinue or terminate the Plan, at any time in its sole discretion. No amendment, discontinuance or termination, however, may adversely affect the rights of any Participant without his or her written consent if such person (a) is then receiving Severance Benefits under the Plan, or (b) is entitled to receive Severance Benefits under the Plan on account of a prior Qualifying Termination. 13. Claims Procedure. Claims for benefits under the Plan shall be administered in accordance with Section 503 of ERISA and the Department of Labor Regulations thereunder. Any employee or other person who believes they are entitled to any payment under the Plan (a “claimant”) may submit a claim in writing to the Administrator within 90 days of the earlier of (a) the date the claimant learned the amount of such claimant’s severance benefits under the Plan or (b) the date

9 296677262.1 the claimant learned that they will not be entitled to any benefits under the Plan. In determining claims for benefits, the Administrator or its delegate has the authority to interpret the Plan, to resolve ambiguities, to make factual determinations, and to resolve questions relating to eligibility for and amount of benefits. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will also describe any additional information or material that the Administrator needs to complete the review and an explanation of why such information or material is necessary and the Plan’s procedures for appealing the denial (including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described below). The denial notice will be provided within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given to the claimant (or representative) within the initial 90-day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the claim. If the extension is provided due to a claimant’s failure to provide sufficient information, the time frame for rendering the decision will be tolled from the date the notification is sent to the claimant about the failure to the date on which the claimant responds to the request for additional information. The Administrator has delegated the claims review responsibility to the Company’s Chief Financial Officer or such other individual designated by the Administrator, except in the case of a claim filed by or on behalf of the Company’s Chief Financial Officer or such other individual designated by the Administrator, in which case, the claim will be reviewed by the Company’s Chief Executive Officer. 14. Appeal Procedure. If the claimant’s claim is denied, the claimant (or such claimant’s authorized representative) may apply in writing to an appeals official appointed by the Administrator (which may be a person, committee or other entity) for a review of the decision denying the claim. Review must be requested within 60 days following the date the claimant received the written notice of a claim denial or else the claimant will lose the right to such review. A request for review must set forth all the grounds on which such request is based, all facts in support of the request, and any other matters that the claimant feels are pertinent. In connection with the request for review, the claimant (or representative) has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit written comments, documents, records and other information relating to such claimant’s claim. The review shall take into account all comments, documents, records and other information submitted by the claimant (or representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The appeals official will provide written notice of its decision on review within 60 days after it receives a review request. If special circumstances require an extension of time (up to 60 days), written notice of the extension will be given to the claimant (or representative) within the initial 60-day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the appeals official expects to render its decision. If the extension is provided due to a claimant’s failure to provide sufficient information, the time frame for rendering the decision on review is tolled from the date the notification is sent to the claimant about the failure to the date on which the claimant responds to the request for additional information. If the

10 296677262.1 claim is denied (in full or in part) upon review, the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice shall also include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA. The Administrator has delegated the appeals review responsibility to the Company’s Chief Financial Officer, except in the case of an appeal filed by or on behalf of the Company’s Chief Financial Officer, in which case, the appeal will be reviewed by the Company’s Chief Executive Officer. 15. Arbitration. No arbitration proceeding shall be brought to recover benefits under the Plan until the claims procedures described in Sections 13 and 14 have been exhausted and the Plan benefits requested have been denied in whole or in part. Notwithstanding any other provision of the Plan, to ensure the timely and economical resolution of disputes, all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Plan will be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in Houton, Texas, conducted by JAMS, Inc. (“JAMS”) under the then-applicable JAMS rules (available at the following web address: https://www.jamsadr.com/rules-employment). By agreeing to this arbitration procedure, each Participant and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. Participants will have the right to be represented by legal counsel at any arbitration proceeding. In addition, all claims, disputes, or causes of action under this section, whether by a Participant or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that a Participant or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS’ arbitration fees in excess of the amount of court fees that would be required of a Participant if the dispute were decided in a court of law. Nothing in this paragraph is intended to prevent either a Participant or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction. Any arbitration must be commenced within one year after the Participant’s receipt of notification that their appeal was denied. The foregoing provisions shall apply to the extent consistent with and permitted by ERISA.

11 296677262.1 16. Source of Payments. All Severance Benefits will be paid in cash from the general funds of the Company Group; no separate fund will be established under the Plan, and the Plan will have no assets. No right of any person to receive any payment under the Plan will be any greater than the right of any other general unsecured creditor of the Company Group. 17. Inalienability. In no event may any current or former employee of the Company Group sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan. At no time will any such right or interest be subject to the claims of creditors nor liable to attachment, execution or other legal process. 18. No Enlargement of Employment Rights. Neither the establishment nor maintenance of the Plan, any amendment of the Plan, nor the making of any benefit payment hereunder, will be construed to confer upon any individual any right to be continued as an employee of the Company Group. The Company expressly reserves the right to discharge any of its employees at any time, with or without Cause. However, as described in the Plan, a Participant may be entitled to Severance Benefits under the Plan depending upon the circumstances of such Participant’s termination of employment. 19. Successors. Any successor to the Company of all or substantially all of the Company’s business or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) will assume the obligations under the Plan and agree expressly to perform the obligations under the Plan in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under the Plan, the term “Company” will include any successor to the Company’s business or assets which become bound by the terms of the Plan by operation of law, or otherwise. 20. Applicable Law. The provisions of the Plan will be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the internal substantive laws of the State of Texas (except its conflict of laws provisions). 21. Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included. 22. Headings. Headings in this Plan document are for purposes of reference only and will not limit or otherwise affect the meaning hereof. 23. Additional Information. Plan Name: Stellar Bancorp, Inc. Executive Severance Plan Plan Sponsor: Stellar Bancorp, Inc. Plan Year: Calendar year Plan Administrator: Stellar Bancorp, Inc. Attention: Administrator of the Stellar Bancorp, Inc.

12 296677262.1 Executive Severance Plan Agent for Service of Legal Process: Stellar Bancorp, Inc. Attention: Administrator of the Stellar Bancorp, Inc. Executive Severance Plan Service of process may also be made upon the Administrator. Type of Plan: Severance Plan/Employee Welfare Benefit Plan Plan Costs: The cost of the Plan is paid by the Company. 24. Statement of ERISA Rights. As a Participant under the Plan, you have certain rights and protections under ERISA: (a) You may examine (without charge) all Plan documents, including any amendments and copies of all documents filed with the U.S. Department of Labor. These documents are available for your review in the office of the Company’s General Counsel. (b) You may obtain copies of all Plan documents and other Plan information upon written request to the Administrator. A reasonable charge may be made for such copies. In addition to creating rights for Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan (called “fiduciaries”) have a duty to do so prudently and in the interests of you and the other Participants. No one, including the Company or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the Plan or exercising your rights under ERISA. If your claim for a severance benefit is denied, in whole or in part, you have a right to know why it was denied, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. The claim review procedure is explained in Sections 13 and 14, above. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and to pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim which is denied or ignored, in whole or in part, you may file suit in a federal court. If it should happen that you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it

13 296677262.1 finds your claim is frivolous. If you have any questions regarding the Plan, please contact the Administrator. If you have any questions about this statement or about your rights under ERISA, you may contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at 1- 866-444-3272. * * * *